                                                                EXHIBIT 10.2

                             FORBEARANCE AGREEMENT
                           AMONG FLEET NATIONAL BANK,
                       THE FIRST NATIONAL BANK OF BOSTON,
                      USTRUST AND SAFETY 1ST, INC., ET AL.

        This Agreement is made with respect to that certain Loan Agreement dated March 28, 1996 as heretofore amended (the "Loan Agreement"), by and among Safety 1st, Inc. ("Safety 1st"), a Massachusetts corporation with offices at 210 Boylston Street, Chestnut Hill, Massachusetts; Safety 1st (Europe) Limited ("Safety Europe"), a limited liability company organized under the laws of the United Kingdom, 3232301 Canada, Inc. ("3232301"), a corporation organized under the federal laws of Canada; Safety 1st Home Products Canada, Inc. ("Safety Canada"), a corporation organized under the federal laws of Canada; Safety 1st International, Inc. ("Safety International"), a corporation organized under the laws of the U.S. Virgin Islands; and Fleet National Bank ("Fleet"), a banking corporation organized under the laws of the United States; the First National Bank of Boston ("Bank of Boston"), a banking corporation organized under the laws of the United States; and USTrust ("UST"), a Massachusetts trust company (collectively "the Banks"). Safety 1st, Safety Europe, 3232301, Safety Canada and Safety International are sometimes collectively hereinafter referred to as "the Borrowers". Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

        The Borrowers have notified the Banks that as a result of certain losses incurred by the Borrowers, the Borrowers are in default of certain financial and other covenants contained in the Loan Agreement. The Borrowers have requested that the Banks forbear from enforcement of their rights and remedies against the Borrowers for a certain period of time, and Michael Lerner, a stockholder, director and officer of Safety 1st has agreed to provide certain assurances to the Banks to induce the Banks to temporarily forbear from the exercise of such rights and remedies.

        The Banks are willing to temporarily so forbear from the exercise of such rights and remedies but only upon the terms and conditions and based upon the representations and warranties of the Borrowers and Lerner herein.

        1. The Borrowers hereby acknowledge that they are unconditionally liable to the Banks for the full and immediate payment of each of the obligations described in Exhibit 1 attached hereto and incorporated herein by reference, plus all charges that may arise under the Loan Agreement including attorneys fees and costs of collection incurred in connection with such obligations by the Banks, and that the Borrowers have no defenses, counterclaims or setoffs with respect to the full and immediate payment of such obligations.

        2. The Borrowers further acknowledge that the Banks have no existing commitments, obligations or agreements to advance credit or loans or make other financial accommodations to the Borrowers except as specifically set forth in this Agreement.

        3. Provided that there shall occur after the date hereof, no further Event of Default (as defined in the Loan Agreement) other than defaults existing on the date hereof, and upon the terms and conditions set forth herein, the Banks agree that they will forbear from exercising the rights and remedies contained in the Loan Agreement until August 9, 1996 or the earlier default by the Borrowers of their obligations hereunder (the "Forbearance Termination Date"). Notwithstanding the foregoing acknowledgment of existing defaults, the Borrowers shall comply with all of their obligations to the Banks as set forth in the Loan Agreement, except as modified herein. The Banks do not hereby agree to waive any of the existing financial or other covenant defaults under the Loan Agreement.

        4. In accordance with Section 5.1(vii) of the Loan Agreement, the Borrowers shall on a daily basis deliver to the Agent by 9:30 a.m. Eastern time a Borrowing Base Certificate in the form of the Borrowing Base for July 28, 1996 annexed hereto. The July 28, 1996 Borrowing Base annexed hereto or in a format as otherwise required by the Banks describes a formula overadvance of $12,745,853 (the "Existing Overadvance").

        5. The Borrowers and Banks agree that, effective the date of this Agreement the maximum commitment amount under the Loan Agreement is reduced from $50,000,000 to $46,600,000. The Borrowers and Banks further agree that, effective the date hereof through and including the Forbearance Termination Date, Borrowers' outstanding obligations under the Loan Agreement shall not exceed the lesser of: (i) $46,600,000, or (ii) the Borrowing Base plus $13,950,000.

        6. Lerner shall on the date hereof, execute and deliver to the Banks a limited guaranty in the amount of $2,500,000 in the form of the Guaranty annexed as Exhibit 6 (the "Lerner Guaranty") pursuant to which Lerner shall guaranty to the Banks full and timely payment of all Obligations of the Borrowers to the Banks.

        7. The Lerner Guaranty shall be secured by a pledge of cash and/or marketable securities owned by Lerner and delivered to Fleet. On the date hereof, Lerner shall deliver a Third Party Pledge Agreement in the form of the Third Party Pledge Agreement annexed hereto as Exhibit 9 pursuant to which Lerner agrees to maintain a pledge in favor of the Banks of marketable collateral with a minimum market value (as determined by the Banks) equal to $2,500,000.

        8. The effective interest rate charged to the Borrowers is hereby increased from the Prime Rate to a per annum rate equal to the Prime Rate plus one-half of one (1/2%) percent effective the date hereof. In addition, the LIBOR Rate Option referenced in the Loan Agreement shall not be available to the Borrowers after July 31, 1996, and all of the provisions of the Loan Agreement relating to the LIBOR Rate Option and LIBOR Loans are inoperative from and after the date of this Amendment, except as provided in the following sentence. Any outstanding LIBOR Loans as of the date of this Amendment shall continue at the LIBOR Rate Option until the end of the respective Interest Periods for such LIBOR Loans, and shall, if not paid in full at the end of such Interest Period, convert to Prime Rate Loans at the effective per annum rate of the Prime Rate plus one-half of one (1/2%) percent.

        9. The Borrowers shall pay to the Banks a forbearance fee in the amount of $40,000.00 which is due and payable and agreed to be fully earned on the date of this Agreement and which the Borrowers agree may be charged to any loan or deposit account maintained with the Banks. The Banks shall share the forbearance fee in accordance with their Commitment Percentages.

       10. The Borrowers acknowledge that the Banks are under no obligation and have not agreed or made any representations that they will agree to extend the Forbearance Termination Date beyond August 9, 1996. However, the Borrowers acknowledge that the conditions set forth below will be minimum conditions precedent to the Banks' agreement to consider any such extension, and that there will be additional terms and conditions to any such extension which may be considered.

                (a) Lerner will increase the Lerner Guaranty to an amount equal to the lesser of: (i) $7,500,000, or (ii) the overadvance which may exist from time to time under the Borrowing Base Formula less an amount to be agreed by the Banks.

                (b) The Lerner Guaranty will continue to be fully secured by a pledge of marketable collateral with a market value of at least $500,000 in excess of the then liability under the Lerner Guaranty, but in no event shall Lerner be required to pledge collateral with a market value in excess of $7,500,000.

                (c) A schedule for reduction of the overadvance under the Borrowing Base acceptable to the Banks shall be established.

                (d)     Payment of an additional forbearance fee.

        11. The Borrowers and Lerner (and their successors and assigns) hereby release, waive and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them may have or might assert now or in the future, against the Banks, their officers, directors, employees, agents, attorneys and accountants, directly or indirectly, arising out of, based upon, or in any manner connected with, (i) any transaction, event, action, failure to act or occurrence of any sort or type, whether known or unknown, which existed, occurred or was taken, permitted or begun prior to the execution of this Agreement; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the Borrowers' and Lerner's respective Obligations; or (iii) anything or matter related to any of the foregoing.

        12. Except as expressly modified by this Agreement, all of the terms, conditions and provisions of the Loan Agreement remain in full force and effect and are expressly ratified and confirmed by the Borrowers and the Banks. As of the date hereof, the Borrowers represent and warrant that they have no offsets, claims, or other defenses to payment of full of their obligations to the Banks, and reaffirm that all of the representations and warranties made by them in the Loan Agreement and the other loan documents, remain true and correct, except for the defaults in financial and other covenants set forth in
Exhibit 13 hereto.

        13. The Borrowers shall take such further actions, and execute and deliver to the Banks such documents and agreements as the Banks may require to evidence the agreements contained herein, and the Banks shall take such actions and execute and deliver such documents and agreements as may be required to evidence their agreement contained herein.

        14. This Amendment and the documents delivered in connection herewith represent the entire agreement among the parties with respect to the subject matter hereof, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts as an agreement under seal.

        WITNESS OUR HANDS AND SEALS THIS 2nd DAY OF AUGUST, 1996.



                                BORROWERS:
                                SAFETY 1ST, INC.


                                By: /s/ Michael Lerner
                                    ---------------------------------------
                                    Michael Lerner, President


                                SAFETY 1ST (EUROPE) LIMITED


                                By: /s/ Michael Lerner
                                    ---------------------------------------
                                    Michael Lerner, Director


                                By: /s/ Michael Bernstein
                                    ---------------------------------------
                                    Michael Bernstein, Director

                                SAFETY 1ST HOME PRODUCTS CANADA, INC.


                                By: /s/ Michael Lerner
                                    --------------------------------------
                                    Michael Lerner, President


                                3232301 CANADA, INC.


                                By: /s/ Michael Lerner
                                    -------------------------------------
                                    Michael Lerner, President


                                SAFETY 1ST INTERNATIONAL, INC.


                                By: /s/ Michael Lerner
                                    -------------------------------------
                                    Michael Lerner, President


                                BANKS:
                                FLEET NATIONAL BANK


                                By: /s/ Kevin Foley
                                    -------------------------------------
                                    KEVIN FOLEY, Vice President


                                THE FIRST NATIONAL BANK OF BOSTON


                                By: /s/ Peter Haley
                                    -------------------------------------
                                    PETER HALEY, Vice President


                                USTRUST


                                By: /s/ Errin Siagel
                                    -------------------------------------
                                    ERRIN SIAGEL, Vice President


                                GUARANTOR:


                                By: /s/ Michael Lerner
                                    -------------------------------------
                                    MICHAEL LERNER